March 29, 2007

Progress Software Corporation
14 Oak Park
Bedford, MA 01730

     Re: Cancellation of Stock Options

Gentlemen:

     I hereby acknowledge that the options previously granted to me and listed in the following table have not been validly issued under the terms of the Company's 1997 Stock Incentive Plan.

Grant Date   Shares Granted   Grant Price
----------   --------------   -----------
 11/11/03         9,000          $21.86
  5/24/04        11,500          $18.15
  9/27/04        11,500          $19.25
 11/15/05        12,000          $30.81
  5/22/06        11,750          $23.07
  9/20/06        11,750          $25.01

In order to correct this issue, I and the Company agree as follows:

     - With respect to the 5/24/04 and 9/27/04 options listed above, it is understood that this letter agreement amends the Option Amendment Agreement dated December 15, 2006 ("Option Amendment Agreement") I entered into with the Company in the following respects. First, the 5/24/04 and 9/27/04 options should not have been included in the Option Amendment Agreement. Second, the total Payment Amount and Value Lost plus Payment Amount listed on Exhibit A thereto should be reduced from $135,270 to $103,070. Since the Option Amendment Agreement required me to compensate the Company on an after-tax basis, the amount that I was required to compensate the Company should have been $59,018 instead of $77,458. Accordingly, I overcompensated the Company by $18,440. Since I transferred 2,706 shares (at FMV $28.62) to the Company in March 2007 in order to fulfill the obligations of the Option Amendment Agreement, I effectively transferred 644 more shares than necessary. For purposes of this agreement, these transferred shares are considered a sale of the stock.

     - As the 11/15/05, 5/22/06 and 9/20/06 options listed above are outstanding, vested and have not been exercised, they are hereby cancelled.

     - With respect to the 11/13/03, 5/24/04 and 9/27/04 options that I exercised and sold on 10/13/05, I agree to return to the Company the after-tax profit calculated as follows.

 Option    Exercised   Shares   Price    Option Cost   Ex FMV    Profit
 ------    ---------   ------   -----    -----------   ------   --------
11/11/03    10/12/05    2,062   $21.86     $ 45,075    $30.06   $ 16,908
 5/24/04    10/13/05    4,000   $18.15     $ 72,600    $30.25   $ 48,400
 5/24/04    10/13/05    7,500   $18.15     $136,125    $29.91   $ 88,200
 9/27/04    10/13/05   11,500   $19.25     $221,375    $29.91   $122,590

                                                Total Profit:   $276,098
                                                   After Tax:   $158,099

     - With respect to the 9,000 shares that I acquired on 10/12/05 when I exercised my 11/11/03 option and still hold (counting for this purpose the 644 shares that I already transferred to the Company), I understand I need to transfer all those shares to the Company. The number of shares to be transferred is thus 9,000 less 2,706 shares returned in March 2007 to fulfill the re-pricing obligation or 6,294 shares. This transfer has been recently initiated with the holding broker. However, the effective number of shares transferred is 9,000 less 2,062 (the corrected number of shares from the Option Amendment Agreement) or 6,938 shares. In consideration of this transfer, the Company agrees to return to me option exercise price for the effective number of shares. This amount is: 6,938 shares X $21.86 or $151,665.

     - The net sum I owe the Company at this point is $158,099 minus $151,655 or $6,444. This sum is due and owing but will be netted against the keep-whole compensation proposed by the Board - noted below.

     - The Company will prepare the proper Form 4s and other documentation necessary to reflect this transfer of shares and cancellation of options.

     - The Board of Directors has committed to make me whole for my now lost 2003 thru 2006 compensation as a result of these invalidly granted options.

                                        Very truly yours,


                                        /s/ ROGER J. HEINEN, JR.
                                        ----------------------------------------
                                        Roger J. Heinen, Jr.